                                                                   EXHIBIT 23.1


BDO               BDO SEIDMAN, LLP                    510 First Citizens Bank Building
                  Accountants and Consultants         100 South Elm Street
                                                      Greensboro, North Carolina  27401-2643
                                                      Telephone: (910) 275-0931
                                                      Fax: (910) 379-8397






Ridgeview, Inc.
Newton, North Carolina



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 2, 1996, except for Note 10 which is as of October 8, 1996, relating to the consolidated financial statements of Ridgeview, Inc., which is contained in that Prospectus, and of our report dated February 2, 1996, relating to the schedule, which is contained in
Part II of the Registration Statement.


We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                 /s/ BDO SEIDMAN, LLP


Greensboro, North Carolina
October 8, 1996